UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2020 (August 7, 2020)

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 7, 2020, Seneca Biopharma, Inc. (“Company”) held its 2020 Annual Meeting (“Annual Meeting”) at 2:00 p.m. EDT. The Annual Meeting was held virtually. Only stockholders of record as of the close of business on June 19, 2020 (“Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 17,295,703 shares of the Company’s common stock were issued, outstanding and entitled to vote, of which 11,744,600 shares were represented, in person or by proxy, and constituted a quorum for purposes of the Annual Meeting. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. The following individuals were elected as the Class III Directors to serve for a three-year term expiring at the 2023 Annual Meeting based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Kenneth Carter, PhD	5,062,968	658,174	6,023,458
Cristina Csimma, PharmD, MHP	4,114,266	1,606,876	6,023,458

(b) Proposal 2. The ratification of Dixon Hughes Goodman, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
10,704,486	612,103	428,011	0

(c) Proposal 3. The ratification of the filing and effectiveness of the amendment to the Company’s amended and restated certificate of incorporation that was filed with the Secretary of State of the State of Delaware on July 10, 2019, and the effectiveness of the 1-for-20 reverse stock split effected thereby on July 17, 2019 – As disclosed under Item 8.01 below, incorporated herein by reference, the Annual Meeting was adjourned until September 4, 2020 with respect to Proposal 3.

(d) Proposal 4. The approval of an amendment to the Company’s amended and restated certificate of incorporation to authorized he Board of Directors to effect a reverse split of the Company’s issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-25 with the Board having the discretion as to whether or not the reverse stock split is to be effected at any time prior to the one (1) year anniversary of the Annual Meeting, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its sole discretion – As disclosed under Item 8.01 below, incorporated herein by reference, the Annual Meeting was adjourned until September 4, 2020 with respect to Proposal 4.

(e) Proposal 5. The non-binding advisory vote on executive compensation was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
2,960,782	2,629,356	131,004	6,023,458

(f) Proposal 6. The non-binding advisory vote on the frequency of holding future advisory votes on execution compensation received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,949,201	237,046	2,167,362	367,533	6,023,458

Accordingly, the Board will take these results under advisement.

(g) Proposal 7. The adoption of Seneca Biopharma 2020 Equity Incentive Plan – As disclosed under Item 8.01 below, incorporated by reference, the Annual Meeting was adjourned until September 4, 2020 with respect to Proposal 7.

Item 7.01	Regulation FD Disclosure.

A copy of the recording of the Annual Meeting is contained on our website at https://senecabio.com/news-media/events/audio.mp3. The recording can also be accessed through the “Events” section of the “News and Media” tab on our website at www.senecabio.com.

Item 8.01	Other Events.

At the time of the Annual Meeting, there were insufficient votes to pass Proposals 3, 4, and 7 as described above. Upon motion, the Annual Meeting was adjourned until September 4, 2020 with respect to Proposals 3, 4, and 7. Accordingly, as announced at the Annual Meeting, such meeting will reconvene at 2:00 p.m. Eastern Time on September 4, 2020 virtually at https://web.lumiagm.com/273873368. During the period of adjournment, the Company will continue to accept stockholder votes on Proposals 3,4, and 7.

On August 10, 2020, we announced the Adjournment of the Annual Meeting with respect to Proposals 4, 5, and 7. A copy of the press release is attached hereto as Exhibit 99.01

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Press Release dated August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 10, 2020	Seneca Biopharma, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman